UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Term Loan Facility

On August 5, 2021 (the “Closing Date”), Quantum Corporation (the “Company”), Quantum LTO Holdings, LLC, a Delaware limited liability company and wholly-owned direct subsidiary of the Company (“Quantum LTO”) and Square Box Systems Limited, a company incorporated in England and Wales and wholly-owned direct subsidiary of the Company (“Square Box”), entered into a senior secured term loan facility (the “Term Loan Facility”).

The loan documents for the Term Loan Facility include a Term Loan Credit and Security Agreement (the “Term Loan Credit Agreement”) entered into by and among the Company, Quantum LTO, Square Box, the lenders party thereto, and Blue Torch Finance LLC, as disbursing and collateral agent (the “Term Loan Agent”) for such lenders. The Term Loan Credit Agreement provides for a senior secured term loan of $100.0 million, drawn on the Closing Date. Proceeds under the Term Loan Facility will be used on the Closing Date to repay in full outstanding principal and interest totaling approximately $93.0 million and to pay related prepayment penalties and exit fees of approximately $6.4 million, in each case, under the Company’s existing term loan credit and security agreement dated December 27, 2018 and entered into by the Company, Quantum LTO, Square Box, the lenders party thereto and U.S. Bank National Association, as disbursing agent and collateral agent, in addition to other debt issuance related costs.

Loans under the Term Loan Credit Agreement designated as “Prime Rate Loans” will bear interest at a rate per annum equal to the greatest of (i) 1.75%, (ii) the Federal funds rate plus 0.50%, (iii) the LIBOR Rate based upon an interest period of 1 month plus 1.0%, and (iv) the “Prime Rate” last quoted by the Wall Street Journal, plus an applicable margin of 5.00%. Loans designated as “LIBOR Rate Loans” will bear interest at a rate per annum equal to the LIBOR Rate plus an applicable margin of 6.00%. The “LIBOR Rate” is subject to a floor of 0.75%. The Company can designate a loan as a Prime Rate Loan or LIBOR Rate Loan in its discretion.

The “Maturity Date” under the Term Loan Credit Agreement is August 5, 2026. The Term Loan Credit Agreement contains certain customary covenants, including requirements to prepay the loans in an amount equal to (i) 100% of the net cash proceeds from certain asset dispositions, extraordinary receipts, debt issuances and equity issuances, subject to certain reinvestment rights and other exceptions and (ii) 75% of certain excess cash flow of the Company and its subsidiaries, subject to certain exceptions, including reductions to the percentage of such excess cash flow that is required to prepay the loans to 50% and 0%, based on the Company’s applicable total net leverage ratio. The loans under the Term Loan Credit Agreement amortize at a rate per annum equal to (a) 2.5% of the original principal balance thereof during the first year and (b) 5% of the original principal balance thereof thereafter. Amortization payments under the Term Loan Credit Agreement are payable on a quarterly basis. Amounts outstanding under the Term Loan Credit Agreement may become due and payable upon the occurrence of specified events, which among other things include (subject to certain exceptions and cure periods): failure to pay principal, interest, or any fees when due; breach of any representation or warranty, covenant, or other agreement in the Term Loan Credit Agreement and other related loan documents; the occurrence of a bankruptcy or insolvency proceeding with respect to the Company or certain of its subsidiaries; any “Event of Default” with respect to other indebtedness involving an aggregate amount of $3,000,000 or more; any lien created by the Term Loan Credit Agreement or any related security documents ceasing to be valid and perfected; the Term Loan Credit Agreement or any related security documents or guarantees ceasing to be legal, valid, and binding upon the parties thereto; or a change of control shall occur. The Term Loan Credit Agreement contains financial covenants relating to minimum liquidity and the total net leverage ratio. The Term Loan Credit Agreement provides certain lenders with board observer rights.

Pursuant to the Term Loan Credit Agreement, the Company, Quantum LTO and Square Box granted a lien to the Term Loan Agent, in substantially all of the assets now owned or hereafter acquired by any borrower or guarantor under the Term Loan Credit Agreement, including, without limitation: accounts, books, chattel paper, commercial tort claims, deposit accounts, equipment, fixtures, general intangibles, inventory, investment property, intellectual property and intellectual property licenses, equity interests, securities accounts, supporting obligations, money and cash equivalents, and the proceeds and products of each of the foregoing, in each case, subject to certain exceptions.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

Quantum Corporation (“we”, “us” or the “Company”) previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2020 (the “April 2020 Form 8-K”), that on April 13, 2020, we entered into a Paycheck Protection Program Promissory Note and Agreement (the “Agreement”) evidencing an unsecured $10,000,000 loan under the Paycheck Protection Program (the “PPP Loan”) made through PNC Bank, National Association (the “Lender”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration.

Under the terms of the CARES Act, PPP loan recipients can apply for, and the SBA can grant forgiveness of, all or a portion of loans made under the PPP if the recipients use the PPP loan proceeds for eligible purposes, including payroll costs, mortgage interest, rent or utility costs and meet other requirements regarding, among other things, the maintenance of employment and compensation levels. We used the PPP Loan proceeds for qualifying expenses and applied for forgiveness of the PPP Loan in accordance with the terms of the CARES Act.

On July 30, 2021, we received a notification from the Lender that the SBA approved our PPP Loan forgiveness application for the entire PPP Loan balance of $10,000,000, including all accrued interest thereon, and that the remaining PPP Loan balance is zero. The forgiveness of the PPP Loan will be recognized during the Company’s fiscal quarter ended September 30, 2021.

The disclosure in Item 1.01 of the April 2020 Form 8-K is incorporated into this Item 1.02 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Term Loan Credit and Security Agreement, dated August 5, 2021, between the Company, Quantum LTO, Square Box, the lenders party thereto, and Blue Torch Finance LLC, as disbursing and collateral agent.
99.1	Press Release dated August 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

August 5, 2021	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer